Exhibit 99.1


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


                   DENNY'S REPORTS SEPTEMBER SAME-STORE SALES

Spartanburg, S.C., October 3, 2003 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Dennys restaurants during the five-week period and quarter ended September 24, 2003, compared with the same periods in fiscal year 2002.

                                       Five Weeks                 13 Weeks
Sales:                                 Sept. 2003                  Q3-2003
------------------------             --------------             ------------
Same-Store Sales                           1.8%                     (1.2%)
   Guest Check Average                     3.5%                      4.5%
   Guest Counts                           (1.6%)                    (5.4%)


Restaurant Counts:                       9/24/03                  12/25/02
------------------------             --------------             ------------
   Company-owned                           562                        566
   Franchised                            1,069                      1,095
   Licensed                                 15                         15
                                     --------------             ------------
                                         1,646                      1,676


Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,646 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.